YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2025

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GRYPHON DIGITAL MINING, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 26, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/gryphondigitalmining/bc2025**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 10

Please mark your votes like this **X**

1. **The Stock Issuance Proposal** – To approve (a) the issuance of Combined Common Stock, which will represent more than 20% of the shares of Gryphon Common Stock outstanding immediately prior to the Mergers, to stockholders of ABTC as Merger Consideration pursuant to the terms of the Merger Agreement and the transactions contemplated therein and (b) the change of control resulting from such issuance and the Mergers, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively. FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **The Charter Proposal** – To approve and adopt, assuming the Stock Issuance Proposal is approved, the Proposed Charter in the form attached to the enclosed proxy statement/prospectus as *Annex B*. FOR ☐ AGAINST ☐ ABSTAIN ☐

The Advisory Charter Proposals – To approve, on an advisory and non-binding basis, the following five separate proposals to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions.

3. To change the corporate name of the Combined Company to "American Bitcoin Corp." at and from the time of the Mergers. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. To change the total number of authorized shares of capital stock of the Combined Company to 735,000,000,000 shares, consisting of: (i) 635,000,000,000 shares of common stock, $0.0001 par value per share, comprised of (a) 500,000,000,000 shares of Class A Common Stock, (b) 10,000,000,000 shares of Class B Common Stock and (c) 125,000,000,000 shares of Class C Common Stock; and (ii) 100,000,000,000 shares of preferred stock, $0.0001 par value per share. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. To provide for each outstanding share of Class A Common Stock to be entitled to one vote per share, Class B Common Stock to be entitled to 10,000 votes per share and Class C Common Stock to be entitled to ten (10) votes per share. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. To permit any action that is required or permitted to be taken by the stockholders of the Combined Company to be effected by written consent in lieu of a meeting until the Voting Threshold Date and and provide that, after the Voting Threshold Date, no action shall be permitted to be taken by the stockholders of the Combined Company by written consent. FOR ☐ AGAINST ☐ ABSTAIN ☐

7. To require the affirmative vote of a supermajority of the holders of capital stock of the Combined Company for certain amendments to the Proposed Charter. FOR ☐ AGAINST ☐ ABSTAIN ☐

8. **Advisory Golden Parachute Proposal** – To approve, on an advisory and non-binding basis, the "golden parachute" compensation payments that will or may be made by Gryphon to its named executive officers in connection with the Mergers, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. FOR ☐ AGAINST ☐ ABSTAIN ☐

9. **The Plan Amendment Proposal** – To approve, assuming the Stock Issuance Proposal and the Charter Proposal are approved, the 2025 Plan, in the form attached to the enclosed proxy statement/prospectus as *Annex G*. FOR ☐ AGAINST ☐ ABSTAIN ☐

10. **The Adjournment Proposal** – To approve the adjournment of the Special Meeting to a later date or dates, if necessary, at the determination of the Gryphon Board or the chairman of the Special Meeting. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________________ **Signature, if held jointly**________________________ **Date**________ **2025.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

To view the Proxy Statement and to Attend the Special Meeting, please go to https://www.cstproxy.com/gryphondigitalmining/bc2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GRYPHON DIGITAL MINING, INC.

The undersigned appoints Steven Gutterman and Simeon Salzman, and each of them, as proxies, each with power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Gryphon Digital Mining, Inc. held of record by the undersigned at the close of business on July 25, 2025, at the Special Meeting of Stockholders of Gryphon Digital Mining, Inc. to be held virtually at: **https://www.cstproxy.com/gryphondigitalmining/bc2025** on August 27, 2025 at 10:00 a.m. Eastern Time or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 10, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICIATED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed on the other side)